SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2002

THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC 20006
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (202) 777-5000

ITEM 9. Regulation FD Disclosure.

In a press release on July 23, 2002, The Corporate Executive Board Company (CEB) reported second quarter earnings of $0.20 per diluted share, provided a financial outlook for Fiscal 2002, and announced that Clay Whitson, Chief Financial Officer (CFO), will leave CEB and that Tim Yost was named as the new CFO effective September 3, 2002.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Corporate Executive Board Company

By: /s/ Clay M. Whitson Clay M. Whitson

Chief Financial Officer

Date: July 29, 2002

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 23, 2002.